            As filed with the Securities and Exchange Commission on
                                 March 28, 1997
                                                   Registration No. 333-09971
   ==========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   AUGAT INC.
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                     04-2022285
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization                         Identification No.)

                              1555 LYNNFIELD ROAD
                            MEMPHIS, TENNESSEE 38119
             (Address of Principal Executive Offices)   (Zip Code)

               1996 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS
                           (Full title of the plan)

                                JERRY KRONENBERG
                        VICE PRESIDENT - GENERAL COUNSEL
                                  AUGAT INC.
                              1555 LYNNFIELD ROAD
                            MEMPHIS, TENNESSEE 38119
                    (Name and address of agent for service)

                                 (901) 682-7766
         (Telephone number, including area code, of agent for service)


   ==========================================================================

     On August 12, 1996, Augat Inc. (the "Registrant") filed a Registration Statement on Form S-8, Registration No. 333-09971 (the "Registration Statement"), to register 50,000 shares of common stock, par value $.10 per share of the Registrant ("Shares"), to be issued pursuant to the Registrant's 1996 Stock Retainer Plan for Nonemployee Directors (the "Plan"). Between August 12, 1996 and the date hereof 2,952 Shares have been issued pursuant to the Plan. On December 11, 1996 pursuant to a merger (the "Merger") of a wholly owned subsidiary of Thomas & Betts Corporation, a Tennessee corporation ("T&B") merger with and into the Registrant. As a result of the Merger, the Registrant became a wholly owned subsidiary of T&B. The Plan has been terminated and as a result no additional Shares will be issued pursuant to the Plan. The Registration Statement is hereby amended to remove from registration the remaining 47,048 Shares which remain unissued thereunder.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 28th day of March, 1997.


                                        AUGAT INC.


                                        By: /s/ Clyde R. Moore
                                            ------------------------------
                                            Clyde R. Moore
                                            Chairman of the Board and
                                            Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


Signature                               Title                           Date
---------                               -----                           ----
/s/ Clyde R. Moore                      Chairman of the Board           March 28, 1997
--------------------------------        Chief Executive Officer
Clyde R. Moore                          and Director (Principal
                                        Executive Officer)


/s/ Fred R. Jones                       Vice President - Finance        March 28, 1997
--------------------------------        and Treasurer and Director
Fred R. Jones                           (Principal Financial Officer
                                        and Accounting Officer)


/s/ T. Kevin Dunnigan                   Director                        March 28, 1997
--------------------------------
T. Kevin Dunnigan


/s/ Jerry Kronenberg                    Director                        March 28, 1997
--------------------------------
Jerry Kronenberg


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